                              TRIBUNE COMPANY

                              ---------------

                         1992 LONG-TERM INCENTIVE PLAN

                   (As Amended and In Effect on 4-19-94)

                               ------------------

                                 ARTICLE I

                                  Purpose

        The purpose of the 1992 Long-Term Incentive Plan (this "Plan") is to enable Tribune Company (the "Company") to offer key management employees of the Company and Subsidiaries (defined below) performance-based stock incentives and other equity interests in the Company and other incentive awards, thereby attracting, retaining and rewarding such employees, and strengthening the mutuality of interests between the employees and the Company's stockholders.

                                ARTICLE II

                                Definitions

        For purposes of this Plan, the following terms shall have the following meanings:

        2.1 "Award" shall mean any form of Stock Option, Stock Appreciation Right, Stock Award, Performance Shares, Performance Units or Other Stock-Based Award granted under this Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

        2.2 "Award Notice" shall mean a written notice from the Company to a Participant that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award.

        2.3 "Beneficiary" shall mean a person or persons designated by a Participant to succeed to, in the event of death, any outstanding Award held by the Participant. Any Participant may, subject to such limitations as may be prescribed by the Committee, designate one or more persons primarily or contingently as beneficiaries in writing by notice delivered to the Company, and may revoke such designations in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate shall be the Participant's beneficiary.

        2.4 "Board" shall mean the Board of Directors of the Company.

        2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor legislation.

        2.6 "Committee" shall mean the Governance and Compensation Committee or such other committee of the Board appointed from time to time by the Board consisting of two or more Directors, none of whom can participate in this Plan. Members of the Committee must qualify as disinterested persons within the meaning of Securities and Exchange Commission Regulation [S] 240.16b-3 or any successor regulation.

        2.7 "Common Stock" shall mean the common stock (without par value) of the Company.

        2.8 "Disability" shall mean a disability qualifying the Participant to receive benefits under the Company's or a Subsidiary's long-term disability plan. Disability shall be deemed to occur on the date eligibility for such benefit payments begins.

        2.9 "Fair Market Value" unless otherwise required by any applicable provision of the Code or any regulations issued thereunder shall mean, as of any date, the closing price of the applicable security as reported on the New York Stock Exchange Composite Transactions list (or such other consolidated transaction reporting system on which the applicable security is primarily traded) for such day, or if the applicable security was not traded on such day, then the next preceding day on which the security was traded, all as reported by such source as the Committee may select. If the applicable security is not readily tradeable on a national securities exchange or other market system, its Fair Market Value shall be set under procedures established by the Committee on the advice of an investment advisor.

        2.10 "Incentive Stock Option" shall mean any Stock Option awarded under
Article VI of this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code or any successor provision.

        2.11 "Non-Qualified Stock Option" shall mean any Stock Option awarded under Article VI of this Plan that is not an Incentive Stock Option.

        2.12 "Officer" shall mean an employee of the Company or a Subsidiary who is considered to be an officer under Securities and Exchange Commission Regulation [S] 240.16a-1(f) or any successor regulation.

        2.13 "Participant" shall mean an Eligible Employee (as defined in Section 5.1) to whom an Award has been made pursuant to this Plan.

        2.14 "Replacement Option" shall mean a Non-Qualified Stock Option granted pursuant to Section 6.3, upon the exercise of a Stock Option granted pursuant to this Plan or the Company's 1984 Long-Term Performance Plan (the "1984 Plan") where the option price is paid with previously owned shares of Common Stock.

        2.15 "Retirement" shall mean any termination of employment by an employee (other than by death or Disability) who is at least 55 years of age after at least 10 years of employment by the Company and/or a Subsidiary.

        2.16 "Stock Option" or "Option" shall mean any right to purchase shares of Common Stock (including a Replacement Option) granted pursuant to Article VI of this Plan.

        2.17 "Subsidiary" shall mean any corporation (or partnership, joint venture, or other enterprise) (i) of which the Company owns or controls, directly or indirectly, 50.1% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power) or (ii) which the Company otherwise controls (by contract or any other means). "Control" means the power to direct or cause the direction of the management and policies of a corporation, partnership, joint venture, or other enterprise.

        2.18 "Termination of Employment" shall mean the termination of a Participant's employment with the Company and any Subsidiary. A Participant employed by a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary.

        2.19 "Transfer" shall mean anticipation, alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms "Transferred" or "Transferable" shall have corresponding meanings.

                                ARTICLE III

                              Administration

        3.1 The Committee. This Plan shall be administered and interpreted by the Committee.

        3.2 Awards. The Committee shall have full authority to grant, pursuant to the terms of this Plan, to Eligible Employees: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Stock Awards, (iv) Performance Shares, (v) Performance Units, and (vi) Other Stock-Based Awards. In particular, and without limitation, the Committee shall have the authority:

        (a) to select the Eligible Employees to whom Awards may from time to time be granted hereunder;

        (b) to determine the types of Awards, and combinations thereof, to be granted hereunder to Eligible Employees and whether such Awards are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan;

        (c) to determine the number of shares of Common Stock or monetary units to be covered by each such Award granted hereunder;

        (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, any restriction or limitation on transfer, any vesting schedule or acceleration thereof, or any forfeiture provisions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion);

        (e) to determine whether Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; and

        (f) to modify or waive any restrictions or limitations contained in, and grant extensions to or accelerate the vestings of, any outstanding Awards as long as such modifications, waivers, extensions or accelerations are consistent with the terms of this Plan; but no such changes shall impair the rights of any Participant without his or her consent.

        3.3 Guidelines. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Notices or agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award Notices or agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect.

        3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective Beneficiaries, heirs, executors, administrators, successors and assigns.

                                ARTICLE IV

                             Shares Available

        4.1 Shares. For each fiscal year of the Company from and including the year ending December 27, 1992, the number of shares of Common Stock available for Awards under this Plan shall be the sum of the following amounts:

        (a) For Awards generally: a number of shares equal to (i) nine-tenths of one percent (0.9%) of the adjusted average Common Stock outstanding used by the Company to calculate fully diluted earnings per share for the preceding year, plus (ii) any shares of Common Stock available for Awards under this subsection in previous years but not actually awarded, plus (iii) any shares of Common Stock subject to an Award hereunder (other than Replacement Options) if there is a lapse, forfeiture, expiration or termination of any such Award;

        (b) For Replacement Options: a number of shares equal to (i) four-tenths of one percent (0.4%) of the adjusted average Common Stock outstanding used by the Company to calculate fully diluted earnings per share for the preceding year, plus (ii) any shares of Common Stock which as of the effective date of this Plan are authorized for awards under the 1984 Plan and which have not been awarded, plus (iii) any shares of Common Stock available for Awards under this subsection in previous years but not actually awarded, plus (iv) any shares of Common Stock subject to an Award hereunder of Replacement Options granted to persons who are Officers if there is a lapse, forfeiture, expiration or termination of any such Award; and

        (c) For Replacement Options for Non-Officers: the number of shares of Common Stock (i) exchanged by a Participant as full or partial payment to the Company of the exercise price, or withheld to pay taxes in connection with the exercise of, a Stock Option awarded under this Plan or the 1984 Plan, plus (ii) any shares of Common Stock available for Awards under this subsection in previous years but not actually awarded, plus (iii) any shares of Common Stock subject to an Award of a Replacement Option granted to a person who is not an Officer if there is a lapse, forfeiture, expiration or termination of any such Award.

        The shares authorized under subsection (a) above shall be available for any Awards made under this Plan; the shares authorized under subsection (b) above shall be available only for Awards of Replacement Options; and the shares authorized under subsection (c) above shall be available only for Awards of Replacement Options to persons who are not Officers on the date of the Award. Any shares of Common Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

        No more than three million (3,000,000) shares of Common Stock shall be cumulatively available for issuance under this Plan for Awards made pursuant to Articles VIII and XI.

        Notwithstanding any provision in this Plan to the contrary, but subject to the adjustment provisions of Section 4.4 hereof, the maximum number of shares of Common Stock available for Awards under this Plan to any Participant in any fiscal year of the Company shall not exceed 500,000 shares.

        4.2 Use of Authorized Shares. The shares covered by any Award made under this Plan shall be charged against the applicable pool of shares authorized by
Section 4.1 by first charging them, to the extent permitted in the next to last paragraph of Section 4.1, against any shares available under Subsection 4.1(c), next against any shares available under Subsection 4.1(b), and last against any shares available under Subsection 4.1(a).

        For purposes of this Article IV, if an Award is denominated in shares of Common Stock, the number of shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of shares available for granting Awards under this Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or are substituted for, other Awards granted under the 1984 Plan or this Plan may be counted or not counted under procedures adopted by the Committee in order to avoid double counting.

        4.3 Compliance with Rule 16b-3. To the extent that the provisions above on the number of shares of Common Stock that can be issued under this Plan do not conform with Securities and Exchange Commission Regulation [S] 240.16b-3, the Committee may make such modification in the determination of share usage and issuance so as to conform this Plan and any Awards granted hereunder to the Rule's requirements.

        4.4 Adjustment Provisions.

        (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Stock) or make a distribution of cash or property which has a substantial impact on the value of issued Common Stock, the total number of shares available for Awards under this Plan shall be appropriately adjusted and the number of shares covered by each outstanding Award and the reference price or Fair Market Value for each outstanding Award shall be adjusted so that the net value of such Award shall not be changed.

        (b) In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), subject to the provisions of this Plan and any limitation applicable to the Award:

        (i) any Participant to whom an Option has been granted shall have the right thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition;

        (ii) any Participant to whom a Stock Appreciation Right has been granted shall have the right thereafter and during the term of such right to receive upon exercise thereof the difference on the exercise date between the aggregate Fair Market Value of the Acquisition Consideration receivable upon such acquisition by a holder of the number of shares of Common Stock which are covered by such right and the aggregate reference price of such right;

        (iii) any Participant to whom Performance Shares or Performance Units have been awarded shall have the right thereafter and during the term of the Award, upon fulfillment of the terms of the Award, to receive on the date or dates set forth in the Award, the Acquisition Consideration receivable upon the Acquisition by a holder of the number of shares of Common Stock which are covered by the Award; and

        (iv) any Participant to whom Other Stock-Based Awards have been awarded shall have the right thereafter and during the term of the Award to substitute the Acquisition Consideration for the Common Stock upon which the Award is valued or in which the Award is payable.

        The term "Acquisition Consideration" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of an Acquisition.

        (c) Notwithstanding any other provision of this Plan, the Committee may authorize the issuance, continuation or assumption of Awards or provide for other equitable adjustments after changes in the Common Stock resulting from any other merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence upon such terms and conditions as it may deem equitable and appropriate.

        (d) In the event that another corporation or business entity is being acquired by the Company, and the Company assumes outstanding employee stock options and/or stock appreciation rights and/or the obligation to make future grants of options or rights to employees of the acquired entity, the aggregate number of shares of Common Stock available for Awards under this Plan shall be increased accordingly.

        4.5 Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued for purchase under this Plan, such shares shall be issued for a consideration which shall not be less than $1 per share.

                                 ARTICLE V

                                Eligibility

        5.1 Officers and key management employees of the Company and its Subsidiaries ("Eligible Employees") are eligible to be granted Awards under this Plan. Directors who are not full-time employees of the Company or a Subsidiary shall not be eligible to be granted Awards under this Plan. Eligibility under this Plan shall be determined by the Committee.


                                ARTICLE VI

                               Stock Options

        6.1 Grants. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Stock Option granted under this Plan shall be of one of two types: (i) an Incentive Stock Option or (ii) a Non-Qualified Stock Option. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

        6.2 Incentive Stock Options. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be so exercised, so as to disqualify this Plan under
Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under Section 422 of the Code. No Incentive Stock Options may be awarded after the tenth anniversary of the date this Plan is adopted by the Board, and no more than three million (3,000,000) shares of Common Stock shall be cumulatively available under this Plan for issuance upon exercise of Incentive Stock Options.

        6.3 Replacement Options. The Committee may provide either at the time of grant or subsequently that an Option include the right to acquire a Replacement Option upon exercise of such Option (in whole or in part) prior to termination of employment of the Participant and through payment of the exercise price in shares of Common Stock. In addition to any other terms and conditions the Committee deems appropriate, the Replacement Option shall be subject to the following terms: (i) the number of shares of Common Stock subject to the Replacement Option shall not exceed the number of whole shares used to satisfy the exercise price of the original Option and the number of whole shares, if any, withheld by the Company as payment for withholding taxes in accordance with Section 14.4 hereof, (ii) the option grant date will be the date of the exercise of the original Option, (iii) the exercise price per share shall be the Fair Market Value on the option grant date, (iv) the Replacement Option shall be exercisable no earlier than twelve (12) months after the option grant date, (v) the Option term will not extend beyond the term of the original Option, and (vi) the Replacement Option shall be a Non-Qualified Stock Option and shall otherwise meet all conditions of this Article VI. A Replacement Option may also be granted with respect to any option granted under the 1984 Plan. The Committee may without the consent of the Participant rescind the right to receive a Replacement Option grant at any time prior to an Option being exercised.

        6.4 Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

        (a) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Common Stock at the option grant date. In lieu of a fixed exercise price, the Committee may establish an exercise price that increases automatically on the anniversary of the Option grant date or that adjusts periodically based on the relative performance of the Company or its stock price as compared with the performance or stock prices of a group of comparable companies selected by the Committee for comparison purposes at the time of the Option grant date.

        (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten
    (10) years after the date the Option is granted, and no Non-Qualified Stock Option shall be exercisable more than eleven (11) years after the date the Option is granted.

        (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that, unless otherwise determined by the Committee at grant, no Stock Option shall be exercisable prior to six months after the option grant date.

        (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in such form as the Committee may accept. If and to the extent determined by the Committee at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant for at least six months prior to exercise (or by certification of such ownership) or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the payment date .

        In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

        (e) Non-Transferability of Options. No Stock Option shall be Transferable by the Participant otherwise than by a qualified domestic relations order as defined in the Code (but only with respect to Non-

    Qualified Stock Options) or by will or the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant or his or her guardian, conservator or other legal representative.

        (f) Termination of Employment by Death, Disability or Retirement. If a Participant's employment by the Company or a Subsidiary terminates by reason of death, Disability or Retirement, any Stock Option held by such Participant, unless otherwise determined by the Committee at or after grant, shall be fully vested and may thereafter be exercised by the Participant or by the Beneficiary or legal representative of the estate of a disabled or deceased Participant, for a period of five years (or such shorter period as the Committee may specify at grant) from the date of such death, Disability or Retirement or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

        (g) Other Termination of Employment. Unless otherwise determined by the Committee at or after grant, if a Participant's employment by the Company or a Subsidiary terminates for any reason other than death, Disability or Retirement, the Stock Option shall terminate at such time as provided in the Award, but in no event more than one year after termination.

        (h) Buyout and Settlement Provisions. The Committee may at any time offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.


                                ARTICLE VII

                         Stock Appreciation Rights

        7.1 Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a "Reference Stock Option") granted under this Plan ("Tandem Stock Appreciation Rights"). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the option grant date of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the option grant date of such Reference Stock Option. Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including the following:

        (a) Term. A Tandem Stock Appreciation Right granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option.

        (b) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable.

        (c) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by an optionee by surrendering the applicable portion of the Reference Stock Option.

        (d) Payment. Upon the exercise of a Tandem Stock Appreciation Right a Participant shall be entitled to receive an amount in cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the exercise price per share specified in the Reference Stock Option multiplied by the number of shares in respect of which the Tandem Stock

    Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

        (e) Non-Transferability and Termination. Tandem Stock Appreciation Rights shall be Transferable only to the extent provided in Subsection 6.4(e) of this Plan and shall terminate in accordance with Subsections 6.4(f) or (g) of this Plan.

        7.2 Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under this Plan. Non-Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including the following:

        (a) Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than eleven (11) years after the date the right is granted.

        (b) Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant.

        (c) Method of Exercise. A Non-Tandem Stock Appreciation Right may be exercised in whole or in part at any time during its term, by giving written notice of exercise to the Company specifying the number of rights to be exercised.

        (d) Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, an amount in cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the Right is exercised over the Fair Market Value of one share of Common Stock on the date the Right was awarded to the Participant, with the Committee having the right to determine the form of payment.

        (e) Non-Transferability and Termination. Non-Tandem Stock Appreciation Rights shall be Transferable only to the extent provided in Subsection 6.4(e) of this Plan and shall terminate in accordance with Subsections 6.4(f) or (g) of this Plan.


                               ARTICLE VIII

                               Stock Awards

        8.1 Grants. Restricted or unrestricted shares of Common Stock may be granted either alone or in addition to other Awards granted under this Plan. The Committee may grant Awards of Common Stock subject to the attainment of specified performance goals, continued employment and such other limitations or restrictions as the Committee may determine.

        8.2 Awards and Certificates. Stock Awards shall be subject to the following provisions:

        (a) Stock Powers and Custody. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody by the Company until any restrictions thereon shall have lapsed.

        (b) Rights as Stockholder. The Participant shall have, with respect to the shares of Common Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends and to vote the Common Stock.


                                ARTICLE IX

                            Performance Shares

        9.1 Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan and shall consist of the right to receive Common Stock or cash of an equivalent value at the end of a specified Performance Period (defined below). The Committee shall determine the Eligible Employees to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

        The Committee may condition the grant of Performance Shares upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine.

        9.2 Terms and Conditions. Performance Shares awarded pursuant to this
Article IX shall be subject to the following terms and conditions:

        (a) Non-Transferability. Performance Share Awards shall be Transferable only in accordance with the provisions of Section 6.4(e) of this Plan.

        (b) Dividends. Unless otherwise determined by the Committee at the time of the grant of the Award, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.

        (c) Payment. Subject to the provisions of the Award Notice and this Plan, at the expiration of the Performance Period, share certificates and/or cash of an equivalent value (as the Committee may determine) shall be delivered to the Participant, or his or her legal representative, in a number equal to the vested shares covered by the Performance Share Award.

        (d) Termination of Employment. Subject to the applicable provisions of the Award Notice and this Plan, upon termination of a Participant's employment with the Company or a Subsidiary for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.


                                 ARTICLE X

                             Performance Units

        10.1 Award of Performance Units. Performance Units may be awarded either alone or in addition to other Awards granted under this Plan and shall consist of the right to receive a fixed dollar amount, payable in cash or Common Stock or a combination of both. The Committee shall determine the Eligible Employees to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any person, the duration of the period (the "Performance Cycle") during which, and the conditions under which, a Participant's right to Performance Units will be vested, the ability of Participants to defer the receipt of payment of such Units, and the other terms and conditions of the Award in addition to those set forth in Section 10.2.

        The Committee may condition the vesting of Performance Units upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine.

        10.2. Terms and Conditions. The Performance Units awarded pursuant to this Article X shall be subject to the following terms and conditions:

        (a) Non-Transferability. Performance Unit Awards shall be Transferable only in accordance with the provision of Section 6.4(e) of this Plan.

        (b) Vesting. At the expiration of the Performance Cycle, the Committee shall determine the extent to which the performance goals have been achieved, and the percentage of the Performance Units of each Participant that have vested.

        (c) Payment. Subject to the applicable provisions of the Award Notice and this Plan, at the expiration of the Performance Cycle, cash and/or share certificates of an equivalent value (as the Committee may determine) shall be delivered to the Participant, or his or her legal representative, in payment of the vested Performance Units covered by the Performance Unit Award.

        (d) Termination of Employment. Subject to the applicable provisions of the Award Notice and this Plan, upon termination of a Participant's employment with the Company or a Subsidiary for any reason during the Performance Cycle for a given Award, the Performance Units in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.


                                ARTICLE XI

                         Other Stock-Based Awards

        11.1 Other Awards. Other Awards of Common Stock and cash Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock ("Other Stock-Based Awards") including, without limitation, Awards valued by reference to performance concepts may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Stock Awards, Performance Shares or Performance Units.

        Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards.

        11.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article XI shall be subject to the following terms and conditions:

        (a) Non-Transferability. Other Stock-Based Awards shall be Transferable only in accordance with the provisions of Section 6.4(e) of this Plan.

        (b) Dividends. Unless otherwise determined by the Committee at the time of the grant of the Award, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by such Award will not be paid to the Participant.

        (c) Vesting. Any Award under this Article XI and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Notice, as determined by the Committee.

        (d) Price. Common Stock issued on a bonus basis under this Article XI may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article XI shall be priced as determined by the Committee subject to the provisions of Section 4.5.


                                ARTICLE XII

                       Change in Control Provisions

        12.1 Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee upon the grant of an Award:

        (a) All outstanding Stock Options granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety. The Committee may provide for the purchase of any such Stock Options by the Company or Subsidiary for an amount of cash equal to the excess of the Change in Control price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options.

        (b) All outstanding Stock Appreciation Rights granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety. The Fair Market Value of the Common Stock on the date of exercise shall be determined by the Committee and may be the Change in Control price of the shares of Common Stock covered by such rights.

        (c) All outstanding Stock Awards granted prior to the Change in Control shall be fully vested and certificates shall be immediately delivered to the Participants.

        (d) All Performance Share and Performance Unit Awards granted prior to the Change in Control shall vest as if (i) the applicable Performance Period had ended upon such Change in Control, and (ii) the determination of the extent to which any specified performance goals or targets had been achieved will be made at such time.

        (e) Any Other Stock-Based Awards granted prior to the Change in Control shall be fully vested and payable, deliverable or exercisable, as applicable, in accordance with the terms of the Award at the time of its grant.

        For purposes of this Section 12.1, Change in Control price shall mean the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (ii) the highest Fair Market Value per share of Common Stock at any time during the 60-day period preceding a Change in Control.

        Notwithstanding any other provision hereof, if a Change in Control occurs within six months of the date of grant of an Award to an Officer, such an Award shall be cancelled in exchange for a cash payment to the Officer, effected on the day which is six months and one day after the date of grant of such Award (the "valuation date"), equal to the difference between the Fair Market Value of the Award on the valuation date and the exercise price (if any) of the Award.

        Any determination by the Committee made pursuant to this Section 12.1 may be made as to all outstanding Awards, and any such determination may be made prior to or after a Change in Control.

        12.2 Change in Control. For the purposes of this Plan, a "Change in Control" of the Company shall mean:

        (a) The acquisition, other than from the Company, by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")), excluding for this purpose the Company, the Robert R. McCormick Tribune Foundation, the Cantigny Foundation and any employee benefit plan (or related trust) sponsored or maintained by the Company or its subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
    Act) of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

        (b) Individuals who, as of April 28, 1992, constitute the Board of Directors of the Company (as of April 28, 1992 the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election, by the stockholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the members of the Board, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be considered as though such person were a member of the Incumbent Board; or

        (c) Approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such approval do not, immediately after such reorganization, merger or consolidation, own, directly or indirectly, more than 60% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the reorganized, merged or consolidated company, or a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

        12.3 Taxes. If, for any reason, any part or all of the amounts payable to a Participant pursuant to this Plan (or otherwise, if such amounts are paid by the Company or any of its subsidiaries after there has been a Change in Control) are deemed to be "excess parachute payments" within the meaning of
Section 280G(b)(1) of the Code, the Committee may provide in the Award that the Company shall pay to such Participant, in addition to any other amounts that he or she may be entitled to receive pursuant to this Plan, an amount which, after all Federal, state, and local taxes (of whatever kind) imposed on the Participant with respect to such amount are subtracted therefrom, is equal to the excise taxes imposed on such excess parachute payments pursuant to Section 4999 of the Code.


                               ARTICLE XIII

                   Termination or Amendment of this Plan

        13.1 Termination or Amendment. Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant; and, provided further, no amendment may be made which would cause this Plan to lose its exemption under Securities and Exchange Commission Regulation [S] 240.16b-3 or which would increase the percentages set forth in Section 4.1 without shareholder approval.


                                ARTICLE XIV

                            General Provisions

        14.1 Unfunded Status of Plan. This Plan is intended to be unfunded. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

        14.2 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall they be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

        14.3 Other Plans. In no event shall the value of, or income arising from, any Awards under this Plan be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or any other retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary, unless such plan specifically provides to the contrary.

        14.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of any Federal, state or local taxes required by law to be withheld.

        The Committee may permit any such withholding obligation to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by accepting the delivery of previously owned shares of Common Stock. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

        14.5 No Assignment of Benefits. No Award or other benefit payable under this Plan shall, except as otherwise specifically provided by law, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

        14.6 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (without regard to applicable Delaware principles of conflict of laws).

        14.7 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

        14.8 Liability. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.


                                ARTICLE XV

                          Effective Date of Plan

        This Plan was adopted by the Board on February 18, 1992 and shall become effective on the date it is approved by the stockholders of the Company. This Plan shall continue in effect until terminated by the Board pursuant to Article XIII.



2/21/94